                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Northwest Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            Northwest Bancorp, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               [NORTHWEST LOGO]



October 8, 1999


Dear Stockholder:

We cordially invite you to attend the 1999 Annual Meeting of Stockholders of Northwest Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Knights of Columbus Hall, located at 219 2nd Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on November 17, 1999.

The enclosed Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of four directors and the ratification of the appointment of KPMG LLP as auditors for the Company's 2000 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

Also enclosed for your review is our 1999 Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.


Sincerely,



John O. Hanna
Chairman of the Board,
President and Chief Executive Officer

                            NORTHWEST BANCORP, INC.
                           Liberty and Second Streets
                        Warren, Pennsylvania  16365-2353
                                 (814) 726-2140

                                   NOTICE OF
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On November 17, 1999

     Notice is hereby given that the 1999 Annual Meeting of Northwest Bancorp, Inc., (the "Company") will be held at the Knights of Columbus Hall, 219 2nd Avenue, Warren, Pennsylvania, on November 17, 1999 at 11:00 a.m. Pennsylvania time.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of four directors of the Company;
     2. The ratification of the appointment of KPMG LLP as auditors for the Company for the fiscal year ending June 30, 2000; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on September 30, 1999, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.


                              By Order of the Board of Directors



                              Gregory C. LaRocca
                              Senior Vice President and Corporate Secretary



Warren, Pennsylvania
October 8, 1999

--------------------------------------------------------------------------------
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                Proxy Statement


                            NORTHWEST BANCORP, INC.
                          Liberty and Second Streets
                       Warren, Pennsylvania  16365-2353
                                (814) 726-2140


                      1999 ANNUAL MEETING OF STOCKHOLDERS
                               November 17, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancorp, Inc. (the "Company") to be used at the 1999 Annual Meeting of Stockholders of Northwest Bancorp, Inc. (the "Meeting"), which will be held at the Knights of Columbus Hall, 219 2nd Avenue, Warren, Pennsylvania, on November 17, 1999, at 11:00 a.m., Pennsylvania time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 15, 1999. References herein to the Company may indicate Northwest Savings Bank (the "Bank"), the wholly-owned subsidiary of the Company, depending on the context.

                             REVOCATION OF PROXIES

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. You must sign and return your Proxy to the Company in order for your vote to be counted. Proxies received by the Company which are signed, but contain no instructions for voting will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Gregory C. LaRocca, at the address of the Company shown above, or by returning a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Holders of record of the Company's common stock, par value $.10 per share (the "Common Stock"), as of the close of business on September 30, 1999 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, there were 47,356,993 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors are elected by a plurality of votes cast. Shares represented by all properly executed proxies received prior to the Meeting and not revoked prior to exercise will be voted in the manner specified by the holder thereof. The affirmative vote of holders of a majority of the total votes present at the Meeting in person or by proxy, without regard to broker non-votes, is required for the ratification of KPMG LLP as auditors for the fiscal year ending June 30, 2000. Shares as to which the "Abstain" box has been selected on the proxy card will be counted as shares present and entitled to vote and will have the same effect as a vote against the matter. Northwest Bancorp, MHC (the "Mutual Holding Company") intends to vote in favor of all of the items being presented, and, accordingly, approval of all proposals is assured.

    Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of June 30, 1999, the shares of Common Stock beneficially owned by executive officers and directors as a group and by each person who was the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                        Amount of Shares
                                        Owned and Nature      Percent of Shares
        Name and Address of               of Beneficial        of Common Stock
         Beneficial Owners                Ownership (1)          Outstanding
        -------------------             ----------------      -----------------

Northwest Bancorp, MHC (2)                    34,228,065                  72.3%
Liberty and Second Streets
Warren, Pennsylvania 16365-2353

Northwest Bancorp, MHC,                       35,389,392                  74.7%
 and all the Bank's directors and
 executive officers as a group
 (14 directors and officers) (2)
------------------------------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2) Includes 34,228,065 shares of Common Stock held by Mutual Holding Company, of which the Company's executive officers and directors are also executive officers and trustees. Excluding shares of Common Stock held by Mutual Holding Company, the Company's executive officers and directors owned 1,161,327 shares of Common Stock, or 1.5% of the outstanding shares.



                       PROPOSAL I--ELECTION OF DIRECTORS

     The Company's Board of Directors consists of 11 members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the Meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated Thomas K. Creal, III, John J. Doyle and William J. Wagner to serve as directors for a three year term, and John M. Bauer to serve a one year term. All of the nominees are currently members of the Board of Directors.

    The table below sets forth certain information regarding the composition of the Company's Board of Directors as of June 30, 1999, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

                                                                                               Shares of
                                      Positions                                               Common Stock
                                     Held in the              Director      Current Term      Beneficially         Percent
      Name (1)              Age        Bank                   Since (2)      to Expire         Owned (3)          Of Class
      --------              ---     ------------              ---------      ---------         ---------          --------
                                                             NOMINEES

William J. Wagner           45     Executive Vice President,   1994           1999             123,574(4)              *
                                        Treasurer,
                                   Chief Financial Officer
                                        and Director
John M. Bauer               57           Director              1999           1999               7,621                 *
Thomas K. Creal, III        60           Director              1982           1999              15,200(5)              *
John J. Doyle               71           Director              1970           1999              27,600(6)              *

                                                  DIRECTORS CONTINUING IN OFFICE

John O. Hanna               67       Chairman of the Board,    1970           2000             426,964(7)              *
                                   President, Chief Executive
                                      Officer and Director
Richard L. Carr             58           Director              1982           2000              42,874(8)              *
Robert G. Ferrier           59           Director              1980           2001              50,734(8)              *
Richard E. McDowell         55           Director              1972           2001              78,400(9)              *
Joseph T. Stadler           67           Director              1970           2001              32,400(10)             *
Walter J. Yahn              71           Director              1972           2001              52,109(11)             *

                                             EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gregory C. LaRocca          48     Senior Vice President-      N/A            N/A               70,990(12)             *
                                     Administration and
                                     Corporate Secretary
Robert A. Ordiway           51     Senior Vice President-      N/A            N/A               75,075(12)             *
                                     Community Banking
Raymond R. Parry            62     Senior Vice President-      N/A            N/A               88,291(13)
                                     Consumer Lending
James E. Vecellio           50     Senior Vice President-      N/A            N/A               69,495(14)             *
                                         Operations

_______________________________________
* Less than 1%.
(1) The mailing address for each person listed is Liberty Street and Second Avenue, Warren, Pennsylvania 16365-2353.
(2) Reflects initial appointment to the Board of Directors of the Bank for directors elected prior to 1999. Each director of the Company is also a trustee of the Mutual Holding Company, which owns the majority of the issued and outstanding shares of Common Stock.
(3) See definition of "beneficial ownership" in the table in "Voting Securities and Principal Holders Thereof."
(4) Includes options to purchase 64,000 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 6,400 restricted shares which had not vested as of the date beneficial ownership is being determined.
(5) Includes options to purchase 4,400 shares of common stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 2,400 restricted shares which had not vested as of the date beneficial ownership is being determined.


                                         (Footnotes continued on following page)

(6) Includes options to purchase 11,200 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 2,400 restricted shares which had not vested as of the date beneficial ownership is being determined.
(7) Includes options to purchase 213,000 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 23,000 restricted shares which had not vested as of the date beneficial ownership is being determined.
(8) Includes options to purchase 17,600 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 2,400 restricted shares which had not vested as of the date beneficial ownership is being determined.
(9) Includes options to purchase 8,800 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 2,400 restricted shares which had not vested as of the date beneficial ownership is being determined.
(10) Includes options to purchase 17,600 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 9,600 restricted shares which had not vested as of the date beneficial ownership is being determined.
(11) Includes options to purchase 7,600 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 2,400 restricted shares which had not vested as of the date beneficial ownership is being determined.
(12) Includes options to purchase 22,400 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 2,800 restricted shares which had not vested as of the date beneficial ownership is being determined.
(13) Includes options to purchase 30,000 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 4,000 restricted shares which had not vested as of the date beneficial ownership is being determined.
(14) Includes options to purchase 35,200 shares of Common Stock which are exercisable within 60 days of the date as of which beneficial ownership is being determined and 4,400 restricted shares which had not vested as of the date beneficial ownership is being determined.

     The principal occupation during the past five years of each director of the Company is set forth below. All directors have held their present positions for five years unless otherwise stated.

     John O. Hanna has been employed by the Company since 1960, and was Chief Executive Officer of the Bank from 1972 until August, 1998. Mr. Hanna was elected Chairman of the Board on August 1, 1998 and remains President and Chief Executive Officer of the Company. Mr. Hanna is also a director of the Pennsylvania Association of Community Bankers; the Blair Corporation, a mail order company, and serves as Chairman of the Distribution Committee of the Warren Foundation. Mr. Hanna is also President, Chief Executive Officer, and a Director of Jamestown Savings Bank, a New York-chartered savings bank and a wholly-owned subsidiary of the Company.

     William J. Wagner was named President and Chief Executive Officer of the Bank on August 1, 1998 and remains Executive Vice President, Treasurer and CFO of the Company. Mr. Wagner was the Chief Financial Officer for the Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the Board of Directors in 1994. Mr. Wagner is a certified public accountant. Mr. Wagner is also Secretary/Treasurer and a Director of Jamestown Savings Bank.

     John M. Bauer is co-founder, partner and President of Contact Technologies, Inc. an electrical component manufacturer in St. Marys, Pennsylvania. He has served in that capacity since 1989. Mr. Bauer was elected to fill a vacant seat on the Board in June, 1999.

     Thomas K. Creal, III has been a partner in the architectural firm of Creal, Hyde & Larson, in Warren, Pennsylvania since 1969.

     John J. Doyle has been President of Perry Construction Company, Erie, Pennsylvania, since 1989.

     Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996.
Since his retirement, he has served as a consultant to the University of Findlay located in Findlay, Ohio. Mr. Carr also serves as Chairman of the Board of the Titusville Area Medical Center.

     Robert G. Ferrier has been President of Ferrier Hardware, Inc. since 1957 and President of Drexel Realty, Erie, Pennsylvania since 1972.

     Richard E. McDowell has served as President of the University of Pittsburgh at Bradford, Bradford, Pennsylvania since 1970. Dr. McDowell is also a director of Bradford Educational Foundation, the Blaisdell Foundation, and the Bradford Regional Medical Center.

     Joseph T. Stadler retired in January 1995. Prior to that time, he served as Vice President-Manufacturing of Superior Bronze Corporation in Erie, Pennsylvania.

     Walter J. Yahn is Chairman of the Board, founder, and Chief Executive Officer of the Erie Advanced Manufacturing Company, Erie, Pennsylvania. He has served in this capacity since 1971.

Executive Officers who are not Directors

     Gregory C. LaRocca was employed by the Bank beginning in 1992, and currently serves as Senior Vice President of Administration and Corporate Secretary for the Bank and the Company. He was previously Chief Executive Officer of American Federal Savings, which merged with the Bank in March of 1992.

     Robert A. Ordiway has been employed by the Bank since 1975, most recently as Senior Vice President of Community Banking. Mr. Ordiway is also a Director of Jamestown Savings Bank.

     Raymond R. Parry has been employed by the Bank since 1981, most recently as Senior Vice President of Consumer Lending and is President of Northwest Consumer Discount Company, a wholly owned subsidiary of the Bank.

     James E. Vecellio was employed by the Bank beginning in 1977, and currently serves as Senior Vice President of Operations for the Bank and the Company.

Meetings and Committees of the Board of Directors

     The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Executive, Audit, Personnel and Pension, Risk Management, Long Range Planning and Community Reinvestment Committees. The full Board of Directors acts as Nominating Committee for the Company. Mr. Hanna, President of the Company, is an ex officio member of each of the committees, except for the Audit Committee. During the fiscal year ended June 30, 1999, the Board of Directors met at 12 regular meetings and no special meetings were called in accordance with the Bylaws. No member of the Board or any committee thereof attended less than 75% of said meetings.

     The Audit Committee consists of Directors Carr, who serves as Chairman, Doyle, Young and Stadler. This committee meets with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent certified public accountants to review the results of the annual audit and other related matters. The Audit Committee met four times during the fiscal year ended June 30, 1999.

     The Personnel and Pension Committee of the Board of Directors consists of Directors Young, who serves as Chairman, Hanna, Carr, Creal and Stadler. The committee meets when needed to review all employment policies and the performance and remuneration of the officers and employees of the Company, and to review and approve all compensation and benefit programs implemented by the Company and all matters relating to pension plan administration. The committee met four times during the fiscal year ended June 30, 1999.

Ownership Reports by Officers and Directors

     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4 or 5 on a timely basis. Based on the Company's review of such ownership reports, no other officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 1999.

Compensation Committee Interlocks and Insider Participation

     The Company's Personnel and Pension Committee determines the salaries to be paid each year to the officers of the Company. The Personnel and Pension Committee consists of Directors Young, who serves as Chairman, Hanna, Carr, Creal and Stadler. Mr. Hanna is also President and Chief Executive Officer of the Company. The Company leases approximately 13,000 square feet of office space from Mr. Hanna at an annual rent of $47,600. The leasing value of the property was appraised by two outside appraisers at the time the Company and Mr. Hanna entered into the lease. The Federal Home Loan Bank Board (the Bank's principal federal regulator at such time) reviewed the terms of the lease and had no objection to the lease arrangement.

Report of the Board of Directors on Executive Compensation

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company's Personnel and Pension Committee, has prepared the following report for inclusion in this Proxy Statement.

     The Personnel and Pension Committee annually reviews the performance of the Chief Executive Officer and other executive officers, and approves changes to base compensation as well as the level of bonus, if any, to be awarded to executive officers other than Mr. Hanna. Mr. Hanna's compensation is determined by a formula fixed by the terms of his employment agreement. In addition, the Personnel and Pension Committee recommends bonuses to be awarded to Mr. Hanna and certain other officers based on a numerical formula relating to the Company's return on average assets. Based on this formula, and the Company's return on average assets for the fiscal year ended June 30, 1998, a 20% bonus was awarded to Mr. Hanna, which was paid during the fiscal year ended June 30, 1999. Based on the same formula, and the Company's return on average assets for the fiscal year ended June 30, 1999, a 18% bonus will be paid to Mr. Hanna during the fiscal year ending June 30, 2000. Mr. Hanna was also paid the holiday bonus discussed below. Differences between the amount of these bonuses and the amounts set forth in the "Executive Compensation" table relate largely to the timing of the payment of bonuses. In determining whether the base salary of other executive officers should be adjusted, the Company's Personnel and Pension Committee takes into account individual performance, performance of the Company, the size of the Company and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Company's market area. In addition, all employees of the Company including officers generally receive a holiday bonus equal to approximately 5% of base compensation.

     While the Personnel and Pension Committee does not use strict numerical formulas to determine changes in compensation and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on average assets as factors in setting the compensation. Other non-quantitative factors considered by the Company's Personnel and Pension Committee in fiscal 1999 included general management oversight of the Company, the quality of communication with the Personnel and Pension Committee, and the productivity of employees. Finally, the Personnel and Pension Committee considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Personnel and Pension Committee, such factors were not assigned a specific weight in evaluating the performance of the Company's executives. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Personnel and Pension Committee approved salary increases for the Company's five executive officers not covered by an employment agreement.

     This report has been provided by the Personnel and Pension Committee consisting of Directors John S. Young, Chairman, and John O. Hanna, Richard L. Carr, Thomas K. Creal, III and Joseph T. Stadler.

Stock Performance Graph

     Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning with the last trade of the Bank's stock on November 7, 1994, or $4.50 per share (as adjusted), as reported by the Nasdaq National Market, through June 30, 1999, (b) the cumulative total return on stocks included in the Nasdaq Bank Index over such period, and (c) the cumulative total return on stocks included in the Nasdaq Composite Index over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

     There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

                       Cumulative Return on Common Stock

                         11/7/94 6/30/95  6/30/96   6/30/97   6/30/98  6/30/99
------------------------------------------------------------------------------
 .  Northwest Bancorp, Inc. 100   109.00   130.00    184.00    380.00    244.00
0  Nasdaq Stock Market     100   123.00   158.00    193.00    254.00    363.00
[] Nasdaq Bank Index       100   118.00   154.00    241.00    334.00    330.00
------------------------------------------------------------------------------

Executive Compensation

     The following table sets forth for the fiscal years ended June 30, 1999, 1998, and 1997, certain information as to the total remuneration paid by the Company to the Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer of the Company, and for the fiscal year ended June 30, 1999 certain information as to the total remuneration paid by the Company to the four most highly compensated executive officers of the Company or the Bank other than the Chief Executive Officer and the Executive Vice President ("Named Executive Officers").

                                               Annual Compensation              Long-term Compensation
                                      -----------------------------------   -----------------------------

                                                                                     Awards       Payouts        All
                                                                            --------------------- -------
     Name And                 Year                               Other                                           Other
 Principal Position          Ended    Salary                    Annual      Restricted  Options/              Compensation
       (1)                    6/30    (2) ($)  Bonus ($)     Compensation     Stock     SARS (#)   LTIP         (4) ($)
                                                                 (3)        Awards (#)            Payouts
--------------------------------------------------------------------------------------------------------------------------
John O. Hanna                 1999    400,000    100,000          --           --         --        --          39,754
President and Chief           1998    399,992     99,999          --           --         --        --          38,936
Executive Officer             1997    399,984    107,990          --           --         --        --          40,266

William J. Wagner             1999    224,539     56,227          --           --         --        --          20,906
Executive Vice                1998    186,096     42,230          --           --         --        --          19,781
President, Chief Operating    1997    171,826     41,966          --           --         --        --          20,721
Officer and Chief
Financial Officer

Gregory C. LaRocca            1999     96,959     21,560          --           --         --        --          10,814
Senior Vice President         1998     93,458     18,635          --           --         --        --           9,869
and Corporate Secretary       1997     87,968     18,698          --           --         --        --          10,269

Robert A. Ordiway             1999    102,908     23,045          --           --         --        --          11,121
Senior Vice President-        1998     94,946     18,672          --           --         --        --          10,179
Community Banking             1997     87,915     17,345          --           --         --        --           9,722

Raymond R. Parry              1999     96,959     21,560          --           --         --        --          10,814
Senior Vice President-        1998     93,458     18,635          --           --         --        --           9,869
Consumer Lending              1997     87,956     18,623          --           --         --        --          10,172

James E. Vecellio             1999    101,954     28,549          --           --         --        --          11,354
Senior Vice President-        1998     97,958     19,650          --           --         --        --          10,670
Operations                    1997     92,471     19,736          --           --         --        --          11,131

--------------------------------
(1) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000.
(2) Includes amounts deferred at the election of named officers pursuant to the Northwest Retirement Savings Plan (the "401(k) Plan").
(3) For the fiscal years ended June 30, 1999, 1998 and 1997, there were no perquisites exceeding the lesser of $50,000 or 10% of the individual's total salary and bonus for the year.
(4) Includes shares awarded pursuant to the Company's employee stock ownership plan, amounts paid for life insurance premiums, and Bank contributions to the 401(k) Plan.

Directors' Compensation

     As of July 1, 1999, nonemployee directors of the Company and the Bank are paid a total retainer of $10,000 per year plus $500 per board meeting of the Bank and the Company attended or $400 if participating via conference call. Nonemployee members of the Executive, Audit, Risk Management, Long Range Planning, Personnel and Pension, and Community Reinvestment Committees are paid a total of $500 for attendance at committee meetings for both the Company and the Bank, or a total of $400 if such committee meetings are held on a day of regularly scheduled Board meetings or if the meetings are held via conference call.

     The Company sponsors a non-tax qualified deferred compensation plan for directors (the "Deferred Compensation Plan") that enables a director to elect to defer all or a portion of his directors' fees. The amounts deferred are credited with interest at the rate paid on the Company's five year certificate of deposit. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal installments. Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director's death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed.

     The Company maintains a retirement plan for outside directors (the "Directors Plan"). Directors who have served the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan. Upon a director's retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to sixty percent of the annual retainer paid immediately prior to retirement plus sixty percent of the board meeting fees paid for the director's attendance at board meetings at the annual rate which was in effect immediately prior to his retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him. Retirement benefits commence on the first day of the calendar quarter following the director's attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director's completed full years of service, his life, or ten years. No survivor benefits are payable under the Directors Plan. During the fiscal year ended June 30, 1999, the expense to the Bank of the Directors Plan was $72,813.

     1995 Stock Option Plan. During the fiscal year ended June 30, 1996, the Bank adopted, and the Company has succeeded to, the Northwest Savings Bank and Northwest Bancorp, MHC 1995 Stock Option Plan (the "1995 Stock Option Plan"). The 1995 Stock Option Plan was approved by a majority of stockholders other than the Mutual Holding Company present at the 1995 Annual Meeting. The 1995 Stock Option Plan is a self-administering plan that granted to nonemployee Directors Ferrier, McDowell, Stadler, Yahn, Creal, Doyle, Young, Carr and three former directors nonstatutory options for each such director to purchase 22,000 (split adjusted) shares of Common Stock. Such shares vest in five equal annual installments over a five year period beginning on December 20, 1995. The 1995 Stock Option Plan further provides that each new non-employee director shall be granted options to purchase 500 shares of Common Stock to the extent options remain available in, or are returned to, the 1995 Stock Option Plan. The exercise price per share for each option is equal to 95% of the fair market value of the Common Stock on the date the option was granted, or in the case of all options awarded during the fiscal year ended June 30, 1996, $5.58 per share (as adjusted for the May 22, 1996 stock split, and the November 14, 1997 stock split). All options granted under the 1995 Stock Option Plan expire upon the earlier of ten years following the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of the Company, nonstatutory stock options may be exercised for up to five years.

     1995 Directors Recognition and Retention Plan. During the fiscal year ended June 30, 1996, the Bank adopted, and the Company has succeeded to, the Northwest Savings Bank and Northwest Bancorp, MHC Recognition and Retention Plan for Employees and Outside Directors (the "1995 Recognition Plan"). The 1995 Recognition Plan was approved by a majority of stockholders other than the Mutual Holding Company present at the 1995 Annual Meeting. During the fiscal year ended June 30, 1996, the Bank contributed sufficient funds to the 1995 Recognition Plan to enable it to purchase 552,000 shares of Common Stock from the Bank, a total of 132,000 (as adjusted for the May 22, 1996 stock split and the November 14, 1997 stock split) shares of which were awarded to nonemployee Directors Ferrier, McDowell, Stadler, Yahn, Creal, Doyle, Young, Carr and three former directors. Such awards of Common Stock ("Restricted Stock") are restricted by the terms of the 1995 Recognition Plan. Participants earn (become vested in) shares of Restricted Stock covered by an award, and all restrictions lapse in five equal annual installments, commencing on either December 20, 1995 or January 5, 1996. Awards become fully vested upon a participant's disability, death, retirement or following termination of service in connection with a change in control of the Company. Unvested shares of Restricted Stock are forfeited by a director who is not an employee upon failure to seek reelection, failure to be reelected, or resignation from the Board. Prior to vesting, recipients of awards under the 1995 Recognition Plan receive dividends and may vote the shares of Restricted Stock allocated to them. The Committee will vote shares as to which no instructions are received and any unallocated shares in the same proportion as allocated shares for which instructions are given.

Employment Agreements

     As of November 1993, the Bank renewed a five-year employment agreement, to which the Company has succeeded, with John O. Hanna, President and Chief Executive Officer of Northwest Bancorp, Inc., which was originally entered into in November 1985. The contract, which would have terminated in November 1998, has been modified to expire on December 31, 2000. The previous employment agreement provided for a five-year term and continued through November 1998. The agreement provides that the base salary of Mr. Hanna shall be at the top quartile of compensation of executives in the Company's peer group. However, Mr. Hanna chose to cap his salary at $400,000. Under the employment agreement, Mr. Hanna is also entitled to certain perquisites and other personal benefits. In the event of his death, the employment agreement requires the Company to continue to pay Mr. Hanna's salary to his beneficiaries for one year, and continue medical benefits for his spouse for her lifetime. The employment agreement provides for termination by the Company for just cause at any time, and in such event, no compensation or other benefits would be due under the agreement. The Company may terminate his employment for reasons other than just cause upon 12 months written notice to the executive. In such event, Mr. Hanna would be entitled to 100% of his annual compensation for the two-year period following termination, computed in accordance with the formula used to increase the executive's salary for each year during employment (as determined in accordance with the Compensation Survey). In the event of a reorganization, merger or consolidation, as defined in the employment agreement, the executive is entitled to terminate his employment upon 12 months written notice to the Company, and receive the above salary termination benefits. Payments under the employment agreement will not constitute an excess parachute payment under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The employment agreement provides for a reduction or complete elimination of benefits should the executive commence employment for another employer during the two-year period after termination of employment with the Bank.

     As of July, 1998, the Company and Mr. William J. Wagner, have entered into a three-year employment agreement under which Mr. Wagner has agreed to serve as President and Chief Executive Officer of the Bank and Director of the Company. On each anniversary date the contract will renew for an additional year, and if it is not renewed it will expire 24 months following the anniversary date. Under the agreement, Mr. Wagner's current base salary of $225,000 may be increased but not decreased. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event the executive resigns from the Bank following a change of control of the Bank or the Company or under certain other circumstances, the executive or his beneficiaries would be entitled to severance pay of three times the sum of the highest rate of base salary plus the highest rate of cash bonus paid to him during the prior three years. The Bank would also continue the executive's life, health and dental coverage for 36 months from the date of termination. Payments to the executive would be reduced, if necessary, so as not to be an "excess parachute payment" as defined by Code
Section 280G (relating to payments made in connection with a change in control). The executive's employment may be terminated in accordance with the Bank's retirement policy or in accordance with any retirement arrangement established by the Bank with Mr. Wagner's consent. Upon Mr. Wagner's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay the executive his base salary for the longer of the remaining term of the agreement or one year, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his base salary to his named beneficiaries for one year following his death, and will continue life, medical and dental benefits to his family for three years. The employment agreement contains a non-compete provision which restricts Mr. Wagner from competing with the Bank under certain circumstances following a termination of employment.

Defined Benefit Plan

     The Bank maintains a noncontributory defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of employment with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended

("ERISA"). At June 30, 1999, the Retirement Plan fully met its funding requirements under Section 412 of the Code.

     At the normal retirement age of 65, the plan is designed to provide a life annuity with a minimum payment period of ten years. The retirement benefit provided is an amount equal to 1.6% of a participant's average monthly salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant's years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant's total number of years of service up to a maximum of 25 years, and (ii) for participants who retire on or after June 1, 1995, .6% of such participant's average monthly compensation multiplied by the participant's number of years of service between 25 years and 35 years. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of fifteen years of service with the Company (or after 25 years of service and no minimum age). Upon termination of employment other than as specified above, a participant who was employed by the Company for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant's normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms. For the plan year ended December 31, 1998, the Company made a contribution to the Retirement Plan of $1,384,551.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1998, expressed in the form of a single life annuity with 10 years guaranteed for the final average salary and benefit service classifications specified below.



   Average                         Years of Service and Annual Benefit Payable at Retirement
                         ------------------------------------------------------------------------------
 Compensation                15             20             25            30           35         40
---------------          ---------     ---------      ---------      ---------    ---------   ---------

    25,000               $   6,000     $   8,000      $  10,000      $  10,750    $  11,500   $  11,500
    50,000               $  12,000     $  16,000      $  20,000      $  21,500    $  23,000   $  23,000
    75,000               $  19,288     $  25,718      $  32,147      $  34,397    $  36,647   $  36,647
    100,000              $  27,538     $  36,718      $  45,897      $  48,897    $  51,897   $  51,897
    125,000              $  35,788     $  47,718      $  59,647      $  63,397    $  67,147   $  67,147
 150,000 plus            $  44,038     $  58,718      $  73,397      $  77,897    $  82,397   $  82,397

     As of the plan year ended December 31, 1997, Messrs. Hanna, Wagner, LaRocca, Ordiway, Parry and Vecellio had 37, 16, 14, 25, 18 and 23 years of credited service (i.e., benefit service), respectively.

     The accrued annual pension benefit as of June 30, 1999 for Messrs. Hanna, Wagner, LaRocca, Ordiway, Parry and Vecellio are $109,989, $44,766, $17,117, $34,133, $28,821 and $36,872, respectively. Mr. Hanna's benefit is greater than indicated in the table above because his pre-1994 average monthly compensation is grandfathered and not limited by the $150,000 cap on compensation which became effective beginning January 1, 1994.

Supplemental Executive Retirement Plan

     The Bank has adopted a non-qualified supplemental executive retirement plan ("SERP") for certain executives of the Bank to compensate those executive participants in the Bank's Retirement Plan whose benefits are limited by Section 415 of the Code (which caps annual benefits at $130,000 in 1998) or Section 401(a)(17) of the Code (which caps compensation at $150,000 as indexed beginning in 1994). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Code Sections 401(a)(17) and 415 and that which is actually funded as a result of the limitations.

     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant's accrued benefit under the SERP. Pre-retirement benefits are payable in 120 equal monthly installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Bank.

     The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity with a 10-year guaranteed payment for the final average salary and benefit service classifications specified below:


   Average                                Years of Service and Benefit Payable at Retirement
                            ---------------------------------------------------------------------------------
 Compensation                   15            20            25            30            35             40
 ------------               ----------    ----------    ----------    ----------    ----------     ----------

   $100,000                  $  27,538     $  36,718     $  45,897     $  48,897     $  51,897      $  51,897
   $125,000                  $  35,788     $  47,718     $  59,647     $  63,397     $  67,147      $  67,147
   $150,000                  $  44,038     $  58,718     $  73,397     $  77,897     $  82,397      $  82,397
   $175,000                  $  52,288     $  69,718     $  87,147     $  92,397     $  97,647      $  97,647
   $200,000                  $  60,538     $  80,718     $ 100,897     $ 106,897     $ 112,897      $ 112,897
   $250,000                  $  77,038     $ 102,718     $ 128,397     $ 135,897     $ 143,397      $ 143,397
   $300,000                  $  93,538     $ 124,718     $ 155,897     $ 164,897     $ 173,897      $ 173,897
   $350,000                  $ 110,038     $ 146,718     $ 183,397     $ 193,897     $ 204,397      $ 204,397
   $400,000                  $ 126,538     $ 168,718     $ 210,897     $ 222,897     $ 234,897      $ 243,897

     At June 30, 1999, John O. Hanna had 39 years of credited service under the SERP. Mr. Wagner is a new participant in the SERP because his income exceeded the amounts permitted under Sections 401(a)(17) of the Code. The Bank's pension cost attributable to the SERP was approximately $438,260 for the fiscal year ended June 30, 1999.

1995 Stock Option Plan

     During the fiscal year ended June 30, 1996, the Bank adopted, and the Company has succeeded to, the Northwest Savings Bank and Northwest Bancorp, MHC 1995 Stock Option Plan (the "1995 Stock Option Plan"). The 1995 Stock Option Plan was approved at the 1995 Annual Meeting by the majority of stockholders other than the Mutual Holding Company present at such meeting. No options were granted to the Named Executive Officers under the 1995 Stock Option Plan during the fiscal year ended June 30, 1999. Set forth below is certain information concerning exercised and unexercisable options during the fiscal year ended June 30, 1999, by the Named Executive Officers.


                                                                       Number of Unexercised        Value Of Unexercised in-
                                                                             Options at              The-Money Options at
                                                                        Fiscal Year-End (1)           Fiscal Year-End (2)
Name                              Shares Acquired       Value
                                   Upon Exercise       Realized       Exercisable/Unexercisable     Exercisable/unexercisable
                                ------------------------------------------------------------------------------------------------
John O. Hanna                          2,000            $ 7,750             213,000/60,000              $ 878,625/$247,500
William J. Wagner                         --                 --              64,000/16,000              $  264,009/$66,000
Gregory C. LaRocca                        --                 --               22,400/5,600              $   92,400/$23,100
Raymond R. Parry                       2,000            $10,875               30,000/8,000              $  123,750/$33,000
Robert A. Ordiway                         --                 --               22,400/5,600              $   92,400/$23,100
James E. Vecellio                         --                 --               35,200/8,800              $  145,200/$36,300

_____________________________
(1) Adjusted for the May 22, 1996, two-for-one stock split and the November 14,1997 two-for-one stock split.
(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on June 30, 1999, at which date the last sale of the Common Stock as quoted on the Nasdaq National Market was at $10.00 per share.

Transactions With Certain Related Persons

     Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. The Company's policy is that loans made to a director in excess of $100,000 for non-residential purposes must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to executive officers must be approved by the full Board of Directors regardless of amounts. In addition, loans to the Company's current directors, principal officers, nominees for election as directors, securityholders known by the Company to own more than 5% of the Company's outstanding common stock, or associates of such persons (together, "specified persons"), are also made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other than specified persons, and do not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate amount of extensions of credit outstanding at any time during the fiscal year ended June 30, 1998, to specified person's did not exceed $5 million.

     In addition, the Company leases approximately 13,000 square feet of office space from Mr. Hanna at an annual rent of 47,600. The leasing value of the property was appraised by two outside appraisers at the time the Bank and Mr. Hanna entered into the lease. The FHLBB (the Bank's principal federal regulator at such time) reviewed the terms of the lease and had no objection to the lease arrangement.

     The Company intends that, except as described above, all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arms-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

             PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's auditors for the fiscal year ending June 30, 2000, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company's fiscal year ending June 30, 2000. A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of KPMG LLP as the auditors for the fiscal year ending June 30, 2000, the proposal must receive at least a majority of the votes cast, without regard to broker non-votes, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of KPMG LLP as auditors for the 2000 fiscal year.

                  ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                             AT AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of the proxy materials in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Article II, Section 2.10 of the Company's Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2000 Annual Meeting of Stockholders must be given to the Company no later than August 17, 2000.

                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the Company's 2000 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 301 Second Avenue, Warren, Pennsylvania 16365, no later than July 17, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Special Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that the holders of the proxies will act in accordance with their best judgement.

                                 MISCELLANEOUS

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company's 1999 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO GREGORY C. LAROCCA, SECRETARY, NORTHWEST BANCORP, INC., LIBERTY AT SECOND, WARREN, PENNSYLVANIA 16365-2353 (TELEPHONE NUMBER:
(814) 726-2140).

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Gregory C. LaRocca
                              Senior Vice President and Corporate Secretary

Warren, Pennsylvania
October 8, 1999

                                REVOCABLE PROXY

                            NORTHWEST BANCORP, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                               November 17, 1998

     The undersigned hereby appoints the official proxy committee consisting of the entire Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders ("Meeting") to be held at the Knights of Columbus Hall, located at 219 2nd Avenue, Warren, Pennsylvania, at 11:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                       VOTE
                                                              FOR    WITHHELD
                                                              ---    --------

  1.   The election as directors of all nominees listed
       below (except as marked to the contrary below)         [_]      [_]

       William J. Wagner
       John M. Bauer
       Thomas K. Creal, III
       John J. Doyle

       INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.


       _______________________________________________

       _______________________________________________

       _______________________________________________

       _______________________________________________

                                                              FOR    AGAINST    ABSTAIN
                                                              ---    -------    -------

  2.   The ratification of the appointment of KPMG LLP as
       auditors for the fiscal year ending June 30, 2000.     [_]      [_]        [_]

The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF
                                                             ------------------
NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated October 8, 1999, and audited financial statements.


Dated: ________________, 1999                  Check Box if You Plan
                                           [_] to Attend Meeting


____________________________               __________________________________
PRINT NAME OF STOCKHOLDER                  PRINT NAME OF STOCKHOLDER


____________________________               _________________________________
SIGNATURE OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


________________________________________________________________________________

          Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

________________________________________________________________________________